UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

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[  ]   Preliminary Proxy Statement
[  ]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]        Definitive Proxy Statement
[X]       Definitive Additional Materials
[  ]        Soliciting Material Pursuant to §240.14a-12

Atlantic Coast Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1)	Title of each class of securities to which transaction applies:

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May 30, 2013

Dear Fellow Stockholder:

You will be making a critical decision soon about the future of your investment in Atlantic Coast Financial Corporation.  By Voting FOR the proposed merger transaction with Bond Street Holdings at the Special Meeting of Stockholders on June 11, 2013, as your Board of Directors has recommended, you will assure yourself the ability to receive $5.00 per share in cash.

This amount represents a significant premium to any market trading valuation for Atlantic Coast Financial's shares at any time during the Company's strategic alternatives process prior to the announcement of this proposed transaction.  There have been no developments at Atlantic Coast Financial that would account for the sudden and unusual activity in the stock price.  There is no alternative transaction.  There is no change in the difficult financial circumstances confronting the Company.  There is no change to the fact that Atlantic Coast Bank, Atlantic Coast Financial’s banking subsidiary, is operating under a Consent Order with the Office of the Comptroller of the Currency, which severely limits banking operations and requires a capital infusion of $30-$35 million.  Bluntly put, it is unlikely such a capital infusion could be achieved in the current economic environment and, even if completed, would be highly dilutive to stockholders who do not participate.  In addition, Atlantic Coast Bank has continued exposure to credit, market, economic and interest rate risks, as well as ongoing earnings pressure from non-performing assets and high-cost debt.

These are the cold, hard facts.  Given these facts, you have every right to be concerned that the full value of your investment in Atlantic Coast Financial is at high risk.  By Voting FOR the proposed merger, you will eliminate that risk and receive $5.00 per share in cash.  That $5.00 per share in cash is a sizeable premium to Atlantic Coast Financial’s adjusted book value of less than $4.00 per share, after taking into account the valuation adjustment for the significant high-cost debt weighing on Atlantic Coast Financial.

There is no untapped value in Atlantic Coast Financial relative to the merger proposal by Bond Street.  Any suggestion to the contrary is not based on fact and is wholly illusory. There may be any number of activities affecting the recent trading in Atlantic Coast Financial shares, but none relate to a viable strategic alternative to the Bond Street merger.  Status quo is not a viable path and any other suggested alternative to the Bond Street merger proposal is speculative and lacks certainty.

In summary, the question before you involves the certainty of the merger value offered by Bond Street versus the uncertainty of consequences that may befall the Company if our capital need is not addressed immediately.

The Board of Directors strongly recommends that stockholders Vote FOR the proposed transaction.  The Board of Directors urges stockholders to pay careful attention to the extremely difficult environment for Atlantic Coast Financial and NOT vote against or FAIL to vote for the merger with Bond Street.  A failure to vote has the same effect as a vote against the transaction.

Your Vote FOR approval of the proposed merger is essential for its completion and critical to assuring that the value of your investment in Atlantic Coast Financial is not placed entirely at risk.

The Board of Directors of Atlantic Coast Financial has engaged in a very thorough process of exploring strategic alternatives with the priority being the best interests of "all" stockholders.  The merger transaction with Bond Street, upon approval, assures stockholders will be able to realize $5.00 per share and eliminates the operational and regulatory risks to which Atlantic Coast Financial is now exposed.

We urge you to read the proxy materials that you were recently sent to gain a complete understanding of the importance of this proposed merger transaction for your investment in Atlantic Coast Financial.

Vote FOR the proposed merger transaction.  Voting FOR provides you with the certainty of receiving the $5.00 cash value for your investment in Atlantic Coast Financial.

Thank you for your support.

Sincerely,

John J. Linfante	G. Thomas Frankland
Chairman of the Board	President and Chief Executive Officer

Your vote is important. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope we have provided.

Forward-looking Statements

This letter contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, market disruptions and other effects of terrorist activities, and the possibility that the aforementioned merger with Bond Street does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Additional Information

This communication is being made with respect to a proposed business combination transaction involving Atlantic Coast Financial Corporation and Bond Street Holdings, Inc. In connection with the proposed transaction, Atlantic Coast Financial Corporation has filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement that was distributed to the stockholders of the Company in connection with their vote on the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, STOCKHOLDERS OF ATLANTIC COAST FINANCIAL CORPORATION ARE URGED TO READ ALL FILINGS MADE BY THE COMPANY IN CONNECTION WITH THE TRANSACTION, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement was mailed to stockholders of Atlantic Coast Financial Corporation. Stockholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) and by accessing Atlantic Coast Financial Corporation's website (www.atlanticcoastbank.net) under the heading "Investor Relations" and then under the link "SEC Filings." These documents may also be obtained free of charge from Atlantic Coast Financial Corporation by requesting them in writing to Atlantic Coast Financial Corporation, 10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, Florida 32256; Attention: Thomas B. Wagers, Sr., Chief Financial Officer, or by telephone at (904) 565-8570.

Atlantic Coast Financial Corporation and its directors and executive officers may be deemed participants in the solicitation of proxies from Atlantic Coast Financial Corporation's stockholders in connection with this transaction. Information about the directors and executive officers of Atlantic Coast Financial Corporation and information about other persons who may be deemed participants in this transaction are included in the proxy statement. You can find information about Atlantic Coast Financial Corporation's executive officers and directors in Atlantic Coast Financial Corporation's definitive proxy statement filed with the SEC on May 13, 2013, and in the Company's Annual Report on Form 10-K filed with the SEC on April 1, 2013, copies of which are available at the SEC's website or from Atlantic Coast Financial Corporation as described above.

REVOCABLE PROXY

ATLANTIC COAST FINANCIAL CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
JUNE 11, 2013

The undersigned hereby appoints Thomas B. Wagers, Sr. and Pamela T. Saxon, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Atlantic Coast Financial Corporation (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at the Sheraton Jacksonville Hotel located at 10605 Deerwood Park Blvd., Jacksonville, Florida 32256, at 10:00 a.m., local time on June 11, 2013.  Thomas B. Wagers, Sr. and Pamela T. Saxon are authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN
1.
To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 25, 2013 and as amended on April 22, 2013, by and among Atlantic Coast Financial Corporation, Atlantic Coast Bank, Bond Street Holdings, Inc. and Florida Community Bank, N.A., pursuant to which Atlantic Coast Financial Corporation will merge with and into Bond Street Holdings, Inc., and Atlantic Coast Bank will merge with and into Florida Community Bank, N.A., and each of the outstanding shares of Atlantic Coast Financial Corporation common stock will be converted into the right to receive $5.00 in cash at closing, as more fully described in the accompanying proxy statement;
		☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.
To consider and vote upon a non-binding, advisory proposal to approve the compensation to be paid to the named executive officers of Atlantic Coast Financial Corporation in connection with the merger that will be implemented if the Merger Agreement is consummated; and
		☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	The adjournment of the special meeting of stockholders if necessary or appropriate to solicit additional proxies.	☐	☐	☐

The board of directors recommends a vote “FOR” each of the above-listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THOMAS B. WAGERS, SR. AND PAMELA T. SAXON.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Special Meeting, a proxy statement dated May 10, 2013.

Dated: _________________, 2013	☐ Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly
 in the enclosed postage-prepaid envelope.